Exhibit 99.1

News Release

Credence Investor Contact:	Credence Editorial Contact:
Colin Ritchie	Judy Dale
Senior Director, Investor Relations	Senior Director, Marketing Communications
408.635.4953 or 408.635.4989 fax	408.635.4309 or 408.635.4986 fax
E-mail: colin_ritchie@credence.com	E-mail: judy_dale@credence.com

Credence Reports Results for Third Quarter 2004

MILPITAS, Calif., August 25, 2004 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported financial results for the third fiscal quarter ended July 31, 2004. These results contain the contribution from the acquisition of NPTest which closed on May 28, 2004.

Net sales for the third quarter were $163.7 million, up 72 percent from prior quarter sales of $95.1 million. Net loss for the quarter was $33.2 million or $0.42 per fully diluted share on a GAAP basis, versus net income of $4.3 million or $0.06 per fully diluted share in the prior quarter. The net loss this quarter included special charges of $52.6 million associated with recent acquisitions, primarily NPTest, and subsequent restructuring activities. On a non-GAAP basis net income was $19.4 million, or $0.20 per fully diluted share. Net orders for the quarter were $164.8 million.

“We successfully completed the acquisition of NPTest during the quarter and have already made significant progress in integrating it into the new Credence company,” said Dr. Graham Siddall, Credence Chairman and Chief Executive Officer. “We achieved our key financial and business objectives this quarter, including realizing immediate cost synergies and accretion to our earnings in this first combined period. All of our products contributed to our strong financial results and we are particularly encouraged by the accelerating demand for Sapphire.” Siddall continued, “However, towards the end of the quarter, particularly in the last two weeks, we were disappointed to see weakening fundamentals in the test sector, primarily from our test house customers in Asia. This increases the likelihood of pushouts in our business in the near future and in view of the increasing uncertainty, we are being cautious in our outlook for the fourth quarter.”

Fourth Quarter Fiscal 2004 Outlook

Revenue in the fourth quarter is expected to be approximately $140 to $150 million, with net income on a fully diluted per share basis in the range of $0.05 to $0.10. This guidance reflects no taxation on domestic earnings due to the effect of tax loss carry forwards from prior years and excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Wednesday August 25, 2004, at 5.00pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations — Financial Information — Webcasts” section. A replay of the call will be available via phone and web site through September 8, 2004. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 83802053. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. Credence reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding accelerating demand for products, the likelihood of pushouts in our business, and expected revenue and net income for the fourth quarter. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to be materially different from the future performance suggested in this release. Such risks and uncertainties include, but are not limited to, cyclicality and downturns in the semiconductor industry, rapid technological change in the ATE market, our ability to successfully integrate acquisitions, economic instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, the timing of new technology, product introductions, intellectual property issues, the risk of early obsolescence and our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures). Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

# # #

Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2004	2003	2004	2004	2003
Net sales	$163,718	$45,460	$95,136	$326,980	$124,634

Cost of goods sold – on net sales	85,530	28,591	45,655	167,407	79,890
Cost of goods sold – special charges	46,206	1,937	—	46,206	1,937

Gross margin	31,982	14,932	49,481	113,367	42,807

Operating expenses:

Research and development	23,856	17,504	15,850	54,945	56,753

Selling, general & administrative	36,977	24,341	26,953	87,646	67,723

Amortization of purchased intangible assets and deferred compensation	5,345	2,622	2,622	10,589	6,834

In-process research and development	7,900	—	—	7,900	1,510

Restructuring and special charges	2,969	2,197	—	3,622	3,589

Total operating expenses	77,047	46,664	45,425	164,702	136,409

Operating income (loss)	(45,065)	(31,732)	4,056	(51,335)	(93,602)

Interest and other income	13,378	368	1,290	14,960	3,069

Income (loss) before income taxes	(31,687)	(31,364)	5,346	(36,375)	(90,533)

Income taxes (benefit)	1,479	238	1,066	3,904	435

Minority interest (benefit)	(1)	109	27	103	36

Net income (loss)	($33,165)	($31,711)	$4,253	($40,382)	($91,004)

Net income (loss) per share
Basic	($0.42)	($0.50)	$0.07	($0.58)	($1.46)

Diluted *	($0.42)	($0.50)	$0.06	($0.58)	($1.46)

Number of shares used in computing per share amount
Basic	78,647	63,191	64,211	69,407	62,474

Diluted	78,647	63,191	81,117	69,407	62,474

* The calculation of diluted net income per share for the three months ended April 30, 2004 includes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively.

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (NON GAAP)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2004	2003	2004	2004	2003
Net sales	$163,718	$45,460	$95,136	$326,980	$124,634

Cost of goods sold – on net sales	82,937	28,591	45,655	164,814	79,890

Gross margin	80,781	16,869	49,481	162,166	44,744

Operating expenses:

Research and development	23,856	17,504	15,850	54,945	56,753

Selling, general & administrative	35,128	24,341	26,953	85,797	67,723

Total operating expenses	58,984	41,845	42,803	140,742	124,476

Operating income (loss)	21,797	(24,976)	6,678	21,424	(79,732)

Interest and other income (loss)	(872)	368	1,290	710	3,069

Income (loss) before income taxes	20,925	(24,608)	7,968	22,134	(76,663)

Income taxes (benefit)	1,479	238	1,066	3,904	435

Minority interest (benefit)	(1)	109	27	103	36

Net income (loss)	$19,447	($24,955)	$6,875	$18,127	($77,134)

Net income (loss) per share
Basic	$0.25	($0.39)	$0.11	$0.26	($1.23)

Diluted *	$0.20	($0.39)	$0.10	$0.23	($1.23)

Number of shares used in computing per share amount
Basic	78,647	63,191	64,211	69,407	62,474

Diluted *	104,632	63,191	81,117	89,966	62,474

* The calculation of non GAAP diluted net income per share for the three months ended April 30, and July 31, 2004 includes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively. The calculation of non-GAAP diluted net income per share for the nine months ended July 31, 2004 includes an addition to net income of approximately $2,025,000 and $864,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively.

The number of shares used in computing the non-GAAP diluted earnings per share amounts include 8,710,141 and 2,924,573 shares issuable upon conversion of the Company’s Non-Voting Convertible stock, for the three month and nine month periods ending July 31, 2004, respectively. These shares are excluded in the same periods for GAAP reporting because they would be anti-dilutive.

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS TO NON GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2004	2003	2004	2004	2003
GAAP income (loss) before income taxes	($31,687)	($31,364)	$5,346	($36,375)	($90,533)

(1) Cost of goods sold – special charges related to product line investment decisions	46,206	1,937	—	46,206	1,937
(2) Amortization of the inventory write-up to fair value, resulting from NPTest acquisition	2,593	—	—	2,593	—
(3) Expenses specific to the integration of NPTest	1,849	—	—	1,849	—
(4) Amortization of purchased intangible assets and deferred compensation	5,345	2,622	2,622	10,589	6,834
(5) Write-off of in-process research and development	7,900	—	—	7,900	1,510
(6) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs and liabilities related to product line investment decisions	2,969	2,197	—	3,622	3,589
(7) Gain on reduction in liability to Schlumberger (former parent of NPTest)	(14,250)	—	—	(14,250)	—

Subtotal changes	52,612	6,756	2,622	58,509	13,870

Non GAAP income (loss) before income taxes	20,925	(24,608)	7,968	22,134	(76,663)

Income taxes (benefit)	1,479	238	1,066	3,904	435

Minority interest (benefit)	(1)	109	27	103	36

Non GAP Net income (loss)	$19,447	($24,955)	$6,875	$18,127	($77,134)

(1) The charges for cost of goods sold – special charges primarily includes inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. In the current quarter, we recorded special charges to cost of sales totaling approximately $46.2 million. These charges consisted primarily of excess and obsolete inventory and other charges related to our decision to stop significant future investment in the Credence SOC product lines. In the third quarter of fiscal 2003, we recorded special charges to cost of sales of $1.9 million due to a $1.3 million settlement reached with an inventory supplier relating to cancelled purchase orders and $0.6 million for spare part write-offs associated with our Valstar product line. In the GAAP Statement of Operations, these charges are reported in cost of goods sold – special charges.

(2) The increase in the charge in cost of net sales resulting from the write-up to fair value of the inventory brought on as a result of our acquisition of NPTest. In the GAAP Statement of Operations, the charge is recorded in cost of goods sold – on net sales.

(3) Expenses specific to the integration of NPTest which primarily include post acquisition consulting fees related to workforce and product line decisions. In the GAAP Statement of Operations, the charge is recorded in selling, general, and administrative expenses.

(4) Amortization of purchased intangible assets and deferred compensation established in connection with our acquisitions. In the GAAP Statement of Operations, the charges are recorded on a separate line in operating expenses.

(5) The charges for the write-off of in-process research and development pertain to the purchase of NPTest in the current quarter and to the purchase of Optonics in the first nine months of fiscal 2003. In the GAAP Statement of Operations, the charges are recorded on a separate line in operating expenses.

(6) The restructuring and special charges in the current quarter contain $1.9 million in equipment and liabilities related to our decision to stop significant future investments in the Credence SOC product lines and $1.1 million in severance and related charges. In the first quarter of fiscal 2004, we incurred $0.7 million related to our decision to move our headquarters from Fremont to Milpitas, California. In connection with restructure activities, we recorded restructure charges for severance and facility consolidations of approximately $1.4 million in the first quarter of fiscal 2003 and $2.2 million in the third quarter of fiscal 2003. In the GAAP Statement of Operations, these restructure charges are recorded on a separate line in operating expenses.

(7) As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. The current value of the liability was based on our stock price at the end of the current quarter. Due to a decrease in our stock price since the acquisition of NPTest, the value of this liability has decreased. In the GAAP Statement of Operations, the gain on this liability is included in interest and other income (loss).

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31,	Prior Quarter April 30,	October 31,
	2004	2004	2003(1)
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$145,090	$65,669	$27,318

Short-term investments	15,335	188,371	258,578

Accounts receivable, net	171,790	98,043	65,627

Inventories	134,664	95,157	83,356

Other current assets	52,276	15,168	15,981

Total current assets	519,155	462,408	450,860

Long-term investments	16,898	86,175	50,682

Property and equipment, net	109,461	99,888	102,111

Other assets	593,826	82,796	94,840

Total assets	$1,239,340	$731,267	$698,493

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	65,551	42,116	23,303

Accrued liabilities	130,573	63,364	45,770

Liabilities related to leased products	6,426	6,796	9,350

Deferred profits	15,094	7,345	4,556

Total current liabilities	217,644	119,621	82,979

Long-term liabilities – leased products	—	—	1,058

Other liabilities	184,654	183,910	183,829

Long-term deferred income tax	29,463	—	—

Stockholders’ equity	807,579	427,736	430,627

Total liabilities and stockholders’ equity	$1,239,340	$731,267	$698,493

(1)	Derived from the audited financial statements for the year ended October 31, 2003

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